UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

Winchester Holding Group
(Exact Name of Registrant as specified in its charter)

Nevada	333-181216	6552
(State or other jurisdiction of incorporation or organization)	SEC File Number	(Primary Standard Industrial Classification Code Number)

10540 S. Western Av Suite #313 Chicago, IL	60643
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: 708-774-8167

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Raymond Aaron, age 69, was elected a Director on October 10, 2013 by Unanimous Written Consent of the current Sole Director.  From May 1983 to date, has been President of Partnership Properties Incorporated.  He received a B.Sc (hons), University of Toronto, June 1966.  Mr. Aaron has 40 years experience buying real estate in USA, Canada and The Caribbean, hence providing considerable industry-specific wisdom to the Board.  He not only has the experience of buying 1,100 properties, as the owner and President of his own company for over 30 years, he brings specific industry and senior leadership experience to the Board.  In addition, Mr. Aaron is the author of 8 books, one of which is a New York Times Bestseller – Chicken Soup For The Parents Soul.  He can also help the new public company with branding as he is the author of Branding Small Business For Dummies.  Indeed, Mr. Aaron is the only man to be the author of both a Chicken Soup book and also a For Dummies book.  Mr. Aaron is also an accomplished professional speaker, having now given over 5,000 speeches over a 30-year period in 11 countries in the world.

We have agreed to issue Mr. Aaron 120,000 shares of common stock during his first year serving as a director, issuable as of the date of his election as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

WINCHESTER HOLDING GROUP

Date: October 16, 2013	By	/s/ Thomas O’Connor
Thomas O’Connor
Chief Executive Officer and Director

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